Trust 1

#77 N : The following securities held by the Funds on 2/28/13 were not Eligible Securities under Rule 2a-7. Each of these securities was subsequently sold at par with no loss to the Fund.

CUSIP Fund Name Security Name
022555UP9 California Municipal Money Market Fund Alvord Unified School District
05248P2M6 California Municipal Money Market Fund Austin Trust
05248P3J2 California Municipal Money Market Fund Austin Trust Various States
13077CVA9 California Municipal Money Market Fund California State University
25154LBU7 California Municipal Money Market Fund Deutsche Bank Spears/Lifers Trust
769059WC6 California Municipal Money Market Fund Riverside Unified School District
64966WBQ9 New York Municipal Money Market Fund New York City Housing Development Corp.
650009XN8 New York Municipal Money Market Fund New York State Thruway Authority
650009RV7 New York Municipal Money Market Fund New York State Thruway Authority
89602NJZ8 New York Municipal Money Market Fund Triborough Bridge & Tunnel Authority
89602NDG6 New York Municipal Money Market Fund Triborough Bridge & Tunnel Authority, MERLOTS
181748AA2 Tax Free Money Market Fund Clarke County IDA, Winchester Medical Center Inc.
25154LE26 Tax Free Money Market Fund Deutsche Bank Spears/Lifers Trust Various States
34160WPB4 Tax Free Money Market Fund Florida State Department of Environmental Protection, Everglades Restoration, Class A
34160WPC2 Tax Free Money Market Fund Florida State Department of Environmental Protection, Everglades Restoration, Class B
49151E2N2 Tax Free Money Market Fund Kentucky State Property & Buildings Commission
57563RGF0 Tax Free Money Market Fund Massachusetts Educational Financing Authority
603695FN2 Tax Free Money Market Fund Minneapolis & St. Paul Housing & Redevelopment Authority, Children's Hospital & Clinics, Class A
603695FP7 Tax Free Money Market Fund Minneapolis & St. Paul Housing & Redevelopment Authority, Children's Hospital & Clinics, Class A
644614J67 Tax Free Money Market Fund New Hampshire Health & Education Facilities Authority, University Syatem of New Hampshire
64579FYG2 Tax Free Money Market Fund New Jersey Health Care Facilities Financing Authority
64966WBQ9 Tax Free Money Market Fund New York City Housing Development Corp.
650009XN8 Tax Free Money Market Fund New York State Thruway Authority
67756BFH8 Tax Free Money Market Fund Ohio State Higher Educational Facility Commission, Case Western Reserve University, Class A
74703YBW9 Tax Free Money Market Fund Puttable Floating Option Tax-Exempt Receipts
836896GE4 Tax Free Money Market Fund South Carolina Educational Facilities Authority, Furman University
916456FF8 Tax Free Money Market Fund Upper State Clair Township